UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 21, 2010

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

3 Manhattanville Road, Purchase, NY (Address of Principal Executive Offices)	10577 (Zip Code)

Registrant's telephone number, including area code: (914) 272-8080

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Buskirk Property

On March 25, 2010, Retail Opportunity Investments Corp. (the "Company") entered into an agreement for sale and purchase of property (the "Buskirk Agreement") with SPI P Hill Associates, L.P., by and through the court-appointed receiver (the "Buskirk Seller"), to acquire a shopping center located in Pleasant Hill, California (the "Buskirk Property") that is currently subject to a receivership.  The Buskirk Property is a shopping center of approximately 71,000 square feet, is anchored by Office Depot and Basset Furniture, and shadow anchored by Best Buy.  The Buskirk Property is located in an area with over 268,000 people within a five mile radius.

The Buskirk Agreement provides for an aggregate purchase price of $13.65 million to be paid in cash at closing, which will be used by the Buskirk Seller to extinguish an existing loan on the Buskirk Property with an original principal amount of $17.5 million that is currently with a special servicer.  The Buskirk Agreement contains other terms, conditions, covenants, representations and warranties that are customary and typical for a transaction of this nature.  The acquisition of the Buskirk Property is expected to close prior to or on April 5, 2010, but remains subject to customary closing conditions and court approval of the Buskirk Agreement.  The Company will pay to the Buskirk Seller an initial deposit of $250,000 and, if the Company does not terminate the Buskirk Agreement prior to or on expiration of the due diligence period, an additional deposit of $250,000.  During the due diligence period, the Company has the right to terminate the Buskirk Agreement if the Company deems the Property unsuitable for any reason, in its sole discretion, and receive a refund of the initial deposit.  Following the expiration of the due diligence period, the deposits are non-refundable except upon specified circumstances, including failure to receive court approval.

Norwood Center

On March 21, 2010, the Company also entered into a purchase and sale agreement (the "Norwood Agreement") with Norwood Properties, LLC (the "Norwood Seller") to acquire a shopping center located in Sacramento, California (the "Norwood Property"), for an aggregate purchase price of $13.86 million.  The Norwood Property is a shopping center of approximately 90,000 square feet and is anchored by Viva Supermarket and Rite Aid.  It is anticipated that, at closing, the Norwood Property will be fully leased and Citi Trends will become the Norwood Property's third anchor tenant.  The Norwood Property is located in an area with over 261,000 people within a five mile radius.

The purchase price will be paid in cash at closing.  In addition, upon the satisfaction of certain conditions within six months after the closing date, including written amendment of a certain lease, the Company will pay the Norwood Seller up to an additional $400,000.  The Norwood Agreement contains terms, conditions, covenants, representations and warranties that are customary and typical for a transaction of this nature.  The acquisition of the Norwood Property is expected to close prior to or on March 31, 2010, but remains subject to customary closing conditions and a due diligence period extending to April 12, 2010.  The Company has paid to the Seller an initial earnest money deposit of $102,000.  The Company has the right to terminate the Norwood Agreement and receive a full refund of the initial earnest money deposit at any time prior to closing.  If the Company waives certain conditions as set forth in the Norwood Agreement, the Company will pay an additional $102,000 earnest money deposit.  If any conditions are not timely satisfied or waived by the Company in writing for any reason, the Norwood Agreement will automatically terminate and the earnest money deposits will be returned to the Company.

Watt Towne Center

On March 21, 2010, the Company also entered into a purchase and sale agreement (the "Watt Agreement") with Watt Elkhorn Associates, L.P. (the "Watt Seller") to acquire a shopping center located in Sacramento, California (the "Watt Property"), for an aggregate purchase price of $15.6 million.  The Watt Property is a shopping center of approximately 150,200 square feet. It is anchored by Watt Towne Foods, Big Lots, dd's Discounts (Ross) and Dollar Tree Store.  It is currently 91.5% leased but projected to be 96.5% leased at closing.  The purchase price is a reflection of the additional leases to be executed.  The Watt Property is located in an area with over 261,784 people within a five mile radius.

The Company anticipates utilizing cash on hand to fund the acquisition, a portion of which will be used by the Watt Seller to extinguish an existing loan on the Watt Property of approximately $11.0 million.  Approximately $2.1 million of the cash portion of the purchase price will be paid after the closing date, subject to the satisfaction of certain conditions relating to a certain building located on the Watt Property that is currently under construction, including completion of construction and commencement of full rent payments by the lessee of the building.  In addition, upon the satisfaction of certain post-closing conditions, including written renewal of a specified lease, the Company will pay the Watt Seller up to an additional $765,000.  The Watt Agreement contains terms, conditions, covenants, representations and warranties that are customary and typical for a transaction of this nature.  The acquisition of the Watt Property is expected to close prior to or on April 8, 2010, but remains subject to customary closing conditions.  The Company has paid to the Watt Seller an initial earnest money deposit of $121,000.  If the Company waives certain conditions as set forth in the Watt Agreement, the Company will pay an additional $121,000 earnest money deposit.  If any closing conditions are not timely satisfied or waived by the Company in writing for any reason, the Watt Agreement will automatically terminate and the earnest money deposits will be returned to the Company.

Forward-Looking Statements.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  We have based these forward-looking statements on the current expectations and projections of the Company about future events.  These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions.  Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in the Company’s other SEC filings.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not applicable

(b)           Pro Forma Financial Information.

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Opportunity Investments Corp.

Dated:  March 25, 2010                                                                       By:     /s/ John B. Roche
           John B. Roche
           Chief Financial Officer